AMENDED AND RESTATED BY-LAWS

OF

STIFEL FINANCIAL CORP.

(a Delaware corporation)

(effective August 7, 2012)

  - i -

AMENDED AND RESTATED BY-LAWS

OF

STIFEL FINANCIAL CORP.
(a Delaware corporation)

ARTICLE I

Offices;  Books and Records

Section 1.1	Offices

The registered office of Stifel Financial Corp. (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle or such other location as shall be designated from time to time.  The Corporation may also have such other offices at such other places both within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Section 1.2	Books and Records

The books and records of the Corporation shall be kept at the principal business office of the Corporation, or at such other place or places as the Board shall from time to time determine.

ARTICLE II

Stockholders

Section 2.1	Place of Meetings

Meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed from time to time by the Board and specified in the respective notices or waivers of notice thereof, provided that if the Board shall not so fix the place of any meeting of stockholders or if any special meeting of stockholders is called by a person or persons other than the Board pursuant to Section 2.3 hereof, such meeting shall be held at the principal business office of the Corporation.

Section 2.2	Annual Meetings

An annual meeting of stockholders shall be held for the purpose of electing directors and the transaction of such other business as may properly (consistent with Section 2.5 hereof) be brought before the meeting at such date, time and place either within or without the State of Delaware as may be designated by the Board from time to time.

Section 2.3	Special Meetings

Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by law, shall be called at any time only by the Board, the Chairman of the Board, the Vice Chairman of the Board, if any, or the President to be held at such date, time and place either within or without the State of Delaware as stated in the notice of the meeting.  Only business within the proper purpose or purposes (consistent with Section 2.5 hereof) described in the notice required by these by-laws may be conducted at a special meeting of the stockholders.

Section 2.4	Notice of Meetings

Written notice of every meeting of the stockholders shall state the date, time and place of the meeting, the means of remote communications, if any in accordance with Section 2.15 hereof, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, unless otherwise prescribed by law or the Certificate of Incorporation (meaning always herein, the Certificate of Incorporation of the Corporation as the same may be amended from time to time), and, in the case of a special meeting, the purpose or purposes for which the meeting is called and also that it is being issued by or at the direction of the person or persons calling the meeting as contemplated by Section 2.3 hereof.  Unless otherwise provided by law, written notice of any meeting shall be given in accordance with Section 8.3 hereof.

Section 2.5	Business of Stockholder Meetings

At each annual meeting, the stockholders shall elect the directors of the class whose terms then expire, and shall conduct only such other business as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, all business included in the Corporation’s proxy statement, subject to independent proxy solicitation or presented directly at the meeting, including nominations of candidates for and the election of directors, must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who (i) was a stockholder of record at the time of giving the notice provided for in this Section 2.5 or Section 2.6 of these by-laws, as applicable, (ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Section 2.5 or in Section 2.6 of these by-laws, as applicable.

For business other than nominations of candidates for and the election of directors to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal business office of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) covered by clause (b)(ii) or (iii) below or on whose behalf the proposal is made; (b) as to the stockholder giving the notice and any Stockholder Associated Person covered by clause (b)(ii) or (iii) below or on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by such stockholder and by any Stockholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the stockholder and by any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and  (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business; (c) in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment; and (d) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.

Notwithstanding anything in these by-laws to the contrary and not including nominations of candidates for and the election of directors, which are governed by Section 2.6 of these by-laws, no business shall be conducted at any annual meeting except in accordance with this Section 2.5, and the Chairman of the Board or other person presiding at an annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (d) of the preceding paragraph of this Section 2.5. If a stockholder does not appear or send a qualified representative (as defined below) to present his proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For the purposes of Sections 2.5 and 2.6, 1) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); 2) “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person; and 3) to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 2.5, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies for an annual meeting shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.

In no event shall the adjournment of a meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.5.

Section 2.6	Notice of Stockholder Nominations

Nominations of persons for election as directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving the notice of nomination provided for in this Section 2.6 and who is entitled to vote in the election of directors. Any stockholder of record entitled to vote in the election of directors at a meeting may nominate a person or persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given to the Secretary of the Corporation at the principal business office of the Corporation in accordance with the procedures for bringing nominations before an annual or special meeting set forth in this Section 2.6. To be timely, a stockholder’s notice shall be delivered (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.5 of these by-laws) is first made of the date of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

Such stockholder’s notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination as they appear on the Corporation’s books, the person or persons to be nominated and the name and address of any Stockholder Associated Person (as defined in Section 2.5) covered by clause (c) below or on whose behalf the nomination is made; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) (i) the class and number of shares of the Corporation which are owned beneficially or of record by such stockholder and by any Stockholder Associated Person as of the date such notice is given and (ii) any derivative positions held or beneficially held by the stockholder and by any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities; (d) a description of all arrangements or understandings between or among the stockholder, any Stockholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would have been required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (f) the consent of each nominee to serve as a director if so elected; and (g) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect. The Corporation may require any person or persons to be nominated to furnish such other information as it may reasonably require to determine the eligibility of such person or persons to serve as a director of the Corporation including without limitation the timely submission of a questionnaire, representation and agreement in the form requested by the Corporation.

The chairman of any meeting of stockholders to elect directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder’s nominee(s) without such stockholder having made the representation required by clause (g) of the preceding paragraph. If a stockholder does not appear or send a qualified representative (as defined in Section 2.5) to present the nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

Notwithstanding anything in this Section 2.6 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th day following the day on which such public announcement is first made of the date of such meeting.

Section 2.7	List of Stockholders

The Secretary of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address (but not the electronic mail address or other electronic contact information, unless the Secretary of the Corporation so directs) of and the number of shares of each class of stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication in accordance with Section 2.15, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.8	Postponements and Adjournments

Any meeting of stockholders may be postponed by action of the Board at any time in advance of such meeting.  Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, (if any).  The Board shall have the power to adjourn any meeting of stockholders without a vote of the stockholders, including an adjournment if a quorum shall fail to attend any meeting as contemplated by Section 2.9, which powers may be delegated by the Board to the chairman of such meeting.  When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof are announced at the meeting at which the adjournment is taken provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting shall be given as provided in Section 2.4. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.  Nothing in these by-laws shall affect the right to adjourn any meeting from time to time where a quorum is present.

Section 2.9	Quorum

At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote in the election of directors, in person or by proxy, shall constitute a quorum.  For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.8 of these by-laws until a quorum shall attend.  Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

Section 2.10	Organization

Meetings of stockholders shall be presided over by the Chairman of the Board or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting by the President.  The Secretary shall act as secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.  The Corporation shall keep minutes of the proceedings of its stockholders consistent with Section 8.6 hereof.

The Chairman of the Board, or in his absence, the Vice Chairman of the Board, if any, or, if neither is present, any executive officer of the Corporation,  shall appoint one or more inspectors of election, who may be employees of the Corporation, to act at such meeting or any adjournment thereof and make a written report thereof. In case any person appointed fails to appear or to act, the vacancy may be filled by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The duties of the inspectors shall be to ascertain and report the number of shares represented at the meeting, to determine the validity and effect of all proxies, to count all votes and report the results thereof, and to do such other acts as are proper to conduct elections and voting with impartiality and fairness to the stockholders.

Section 2.11	Record Date

For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board may fix, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

Section 2.12	Voting by Stockholders

Except as otherwise provided by law, or expressly in the Certificate of Incorporation or these by-laws, each stockholder present in person, by means of remote communication in accordance with Section 2.15, if applicable, or by proxy at any meeting of stockholders shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation:

(a)           On the date fixed pursuant to Section 2.11 hereof as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

(b)           If no record date is so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given and notice is waived, at the close of business on the day next preceding the day on which such meeting is held.

Section 2.13	Proxies

Any stockholder entitled to vote at any meeting may vote either in person, by remote communication, if applicable in accordance with Section 2.15, or by proxy appointed by an instrument in writing (or in such other manner permitted by applicable law including electronic transmissions), signed by such stockholder (or by his attorney-in-fact thereunto authorized in writing) and delivered to the secretary of the meeting before or at the time of the meeting; provided, however, that no proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the inspectors of elections who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.13 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

Section 2.14	Vote Required to Take Action

Every matter to be decided by stockholders at any meeting (except as is contemplated in the following sentences, including with respect to the election of directors, or is otherwise expressly provided by law or by the Certificate of Incorporation) shall be decided, if a quorum be present, by the vote of the majority of the shares voting with respect to the matter.  Abstentions shall not count as shares voting with respect to the matter. With respect to the election of directors, a nominee for director shall be elected to the Board if a quorum is present and if the votes cast “for” such nominee’s election exceed the “withhold” votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the number of nominees competing for election exceeds the number of directorships available for election at such meeting.  Additionally, for matters upon which the specified vote is among more than two alternatives (other than abstain or withhold authority), the matter shall be determined by a plurality of the votes cast on the proposal.  Each ballot shall be signed by the stockholder voting proxy, if there be such proxy, and shall state the number of shares voted by him.

Section 2.15	Meetings by Remote Communication

If determined solely by the Board, and subject to any guidelines and procedures that the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether the meeting is to be held in a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (b) the Corporation implements reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings; and (c) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

ARTICLE III

Board of Directors

Section 3.1	Powers; Number; Qualifications

The business and affairs of the Corporation shall be managed by the Board, as from time to time constituted.  The Board may exercise all powers, rights and privileges of the Corporation (whether expressed or implied in the Certificate of Incorporation or conferred by law) and do all acts and things which may be done by the Corporation, which are not by law, the Certificate of Incorporation or these by-laws directed or required to be exercised or done by the stockholders.  The entire Board shall consist of one or more members, the number of directors to serve on the Board shall be determined solely by resolution of the Board from time to time.

Directors shall be at least twenty-one years of age. A person elected as a director shall be deemed to have qualified as a director if he shall have met the qualifications of directors prescribed by applicable law including applicable exchange rules and regulations, the Certificate of Incorporation and these by-laws and if he shall have indicated, in any form acceptable to the Board, his willingness to serve as a director of the Corporation.

Section 3.2	Election; Term of Office of Directors; Vacancies

The directors shall be divided into three classes; Class I, Class II and Class III, with each class as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. The term of office of directors of each class shall expire at the third annual meeting succeeding the annual meeting at which the preceding term of office of directors of that class expire or until their respective successors shall have been elected and qualified in such class or until their earlier death, resignation or removal), so that the term of one class of directors shall expire in each year.  No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.3	Resignation; Removal

Any director may resign at any time upon written notice consistent with Section 8.7 hereof.   A director may be removed from office during the term of such office but only upon a showing of good cause, such removal to be by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director and which removal may only be taken at a special meeting of stockholders called for that purpose.

Section 3.4	Regular Meetings

Regular meetings of the Board may be held without notice, or with such notice thereof given by the Secretary as may be prescribed from time to time, at such time and place as may from time to time be specified in a resolution or resolutions adopted by the Board. The Board may hold its meetings at any place it shall determine within or without the State of Delaware.

Section 3.5	Special Meetings

Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the Vice Chairman of the Board, if any, by the Chief Executive Officer, the President or by any four (4) directors.  Reasonable notice of such meetings shall be given by the Secretary, either personally, or as provided in Section 8.3 hereof, to each director, but need not state the purposes thereof except as otherwise required by law or these by-laws.

Section 3.6	Presence at Meetings

Directors may participate in any meeting of the Board, or any meeting of the Executive Committee or any other committee of the Board of which they are members, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting (whether participating by virtue of this provision or otherwise) can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.7	Quorum; Vote Required for Action

At all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these by-laws shall require a vote of a greater number.  In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.  Notice of any adjourned meeting need not be given.

Section 3.8	Organization and Procedure

Meetings of the Board shall be presided over by the Chairman of the Board or in his absence by the Vice Chairman of the Board, if any, or in his absence by a director chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of the meeting shall, without relinquishing the chairmanship of the meeting, have full power of discussion and voting power in respect of any matter before the meeting.  The Board shall keep or have minutes kept of its proceedings consistent with Section 8.6 hereof.

Section 3.9	Action by Unanimous Written Consent

Unless otherwise restricted by statute, the provisions of the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or the Executive Committee or any other committee of the Board may be taken without a meeting if all members of the Board or Executive Committee or other committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board, Executive Committee or other committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form and otherwise consistent with Section 8.6.

Section 3.10	Compensation

The Chairman of the Board, directors and members of committees shall be entitled to receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board; provided that nothing in this Section 3.10 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

Section 4.1	Committees of the Board

The committees of the Board shall consist of an Executive Committee, a Risk Management/Corporate Governance Committee, an Audit Committee, and a Compensation Committee, and such other committees of the Board as the Board may from time to time establish by resolution.  Except as otherwise provided in these by-laws, each committee of the Board shall consist of three or more members of the Board as determined by resolution of the Board.

Section 4.2	Appointment and Term of Office of Committee Members; Designation of Alternates and Chairmen

The members of each committee of the Board shall be appointed by the Board as the Board in its discretion may determine (including filling any vacancies on a committee), subject however, to any specific requirements of law including applicable listing requirements of any securities exchange upon which the Corporation’s securities are listed, securities laws, the Certificate of Incorporation or these by-laws regarding membership on such committees. The Board may designate one or more other directors to serve as alternates for the members of any committee of the Board in such order and manner as may be fixed by the Board. Unless otherwise provided by these by-laws or by the resolution of the Board designating or establishing any such committee.  The members of each such committee shall serve thereon for a term of office beginning with the date of appointment thereto and until the first meeting of the Board following the annual meeting of stockholders and until their respective successors shall be appointed; provided, however, that the Board shall have the authority to remove any member of any such committee or declare his office vacant without assigning (and without there existing) any reason or cause as the basis thereof. A chairman of each committee of the Board may be designated by the Board from among the members of each such committee subject to any limitations imposed by these by-laws, but in the absence of any such designation, or in the absence of a designated chairman at any meeting of any such committee, the members of such committee may designate one of its members as chairman of such committee or the meeting, as the case may be.

Section 4.3	Procedure, Meetings, Voting

Each committee of the Board may prescribe for the conduct of its business such rules and regulations, not inconsistent with these by-laws or with any resolutions for the guidance and control of such committee as may from time to time be passed by the Board, as it shall deem necessary or desirable, including, without limitation, rules fixing the time and place of meetings and the notice to be given thereof, if any. A majority of the members of a committee of the Board shall constitute a quorum. The adoption of any resolution or the taking of any other action by any committee of the Board shall require the affirmative vote of a majority of the members of such committee as from time to time constituted. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 4.4	General Power and Authority and Limitations

The committees of the Board shall have and may exercise such power and authority as are expressly provided by these by-laws or from time to time conferred by resolution of the Board, and such other power and authority implicit in or incidental thereto, subject in all instances to all specific limitations imposed by law or by the Certificate of Incorporation or these by-laws.  No committee of the Board, however, shall have the power or authority of the Board with reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the by-laws of the Corporation. In addition, and unless such power and authority shall be conferred in whole or in part by resolution of the Board, no committee of the Board shall have the power or authority of the Board to establish any other committee of the Board, to confer or withdraw the power or authority of any other committee of the Board, or to appoint or remove any member of any other committee of the Board. Any power or authority of any committee of the Board conferred by resolution of the Board may at any time and from time to time thereafter be altered or withdrawn by resolution of the Board, provided, however, that any such alteration or withdrawal shall not impair or invalidate any exercise of such power or authority prior thereto.

Section 4.5	Executive Committee

The Executive Committee shall be comprised of at least four (4) members of the Board including the Chairman of the Board and three other members appointed by the Board and each member shall serve until such member’s successor is appointed and qualified or until such member’s earlier resignation or removal.  The Executive Committee shall have, to the fullest extent permitted by law, but subject to any specific limitation imposed by the Certificate of Incorporation, these by-laws or a resolution of the Board, all of the power and authority vested in or retained by the Board between meetings of the Board; and the Executive Committee may exercise such power and authority in such manner as it shall deem for the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board.

Section 4.6	Risk Management/Corporate Governance Committee

The Risk Management/Corporate Governance Committee shall be comprised of at least three (3) members of the Board appointed by the Board and shall serve until such member’s successor is appointed and qualified or until such member’s earlier resignation or removal.  The RiskManagement/Corporate Governance Committee shall identify individuals qualified to become members of the Board and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; and develop, recommend, and oversee a set of corporate governance guidelines for the Corporation.

Section 4.7	Audit Committee

Audit Committee shall be comprised of at least three (3) members of the Board appointed by the Board and shall serve until such member’s successor is appointed and qualified or until such member’s earlier resignation or removal. The Audit Committee shall assist the Board in its oversight of the integrity of the Corporation’s financial statements, including monitoring the financial reporting process and systems of internal controls regarding finance, legal accounting, and regulatory compliance; compliance with applicable legal and regulatory requirements with respect to financial reporting; the qualifications, independence, and performance of the Corporation’s independent auditors; and the performance of the independent auditors and the Corporation’s internal audit function.

Section 4.8	Compensation Committee

The Compensation Committee shall be comprised of at least three (3) members of the Board appointed by the Board, and shall serve until such member’s successor is appointed and qualified or until such member’s earlier resignation or removal. The Compensation Committee shall assist the Board in the discharge of its responsibilities relating to the compensation of the Corporation’s executive officers and administer, and make recommendations with respect to, the Corporation’s employee benefit plans.

ARTICLE V

Officers

Section 5.1	Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies

As soon as practicable after the annual meeting of stockholders in each year, the Board shall elect its principal officers which shall include, without limitation, a Chief Executive Officer, a President, a Chief Financial Officer, Treasurer and a Secretary.  The Board may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board which shall not be considered an officer of the Corporation unless the Board shall so determine.  The Board or the Chief Executive Officer may also elect one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other divisional and assistant officers as it shall deem necessary or advisable, each of whom shall hold his office or position, as the case may be, for such period, have such authority and perform such duties as may be provided in these by-laws or as the Board or Chief Executive Officer may so determine.  Each such officer shall serve at the pleasure of the Board and shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier death, resignation or removal.  Any officer may resign at any time consistent with Section 8.7 hereof.  The Board may remove any officer with or without cause at any time.  Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights.  Any number of offices may be held by the same person.  Any vacancy of a principal officer, occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term solely by the Board at any regular or special meeting.  A vacancy in any other officer position shall be filled by either the Board or the Chief Executive Officer.

Section 5.2	Compensation

The compensation of the Chief Executive Officer shall be fixed from time to time by the Board. The Chief Executive Officer shall recommend and the Board or a Board committee shall fix and determine the compensation of all other officers.  No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the Corporation.  Nothing contained herein shall preclude any officer from serving the Corporation, or any affiliate of the Corporation, in any other capacity and receiving compensation therefor.

Section 5.3	Duties of Officers May be Delegated

In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board or the Chairman of the Board or the Vice Chairman of the Board, if any, with respect to officers appointed pursuant to Section 5.1 hereof, may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

Section 5.4	Chairman of the Board

The Chairman of the Board shall be a director chosen by the Board and the Board may, in its discretion, select two directors to serve as Co-Chairmen of the Board. The Chairman of the Board shall preside, if present, at all Board meetings and stockholder meetings and shall be considered an officer of the Corporation if the Board shall so determine.  The Chairman of the Board shall perform such other duties as the Board shall direct by resolution from time to time.

Section 5.5	Chief Executive Officer

The Chief Executive Officer shall, subject to the control of the Board, have general supervision of the business and affairs of the Corporation and shall be its chief policy-making officer and shall see that all orders and resolutions of the Board are carried into effect.  In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these by-laws or by the Board.

Section 5.6	President

The President shall, subject to the control of the Board and the Chief Executive Officer, have general supervision of the business operations of the Corporation and shall, along with the Chief Executive Officer, see that all orders and resolutions of the Board are carried into effect.  In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and the Board. The President shall also perform such other duties and may exercise such other powers as may be assigned to him by these by-laws or from time to time by the Board or the Chief Executive Officer.

Section 5.7	Senior Vice Presidents

Senior Vice Presidents, if any, shall perform the duties and exercise the powers usually incident to the office of Senior Vice President and/or such other duties and powers as may be properly assigned to them by the Board, the Chairman of the Board or the Chief Executive Officer.

Section 5.8	Chief Financial Officer

The Chief Financial Officer of the Corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters and for the direction of the offices of Treasurer and Controller, if any. Such officer shall have such other powers and shall perform such other duties as the Board may from time to time prescribe or the Chief Executive Officer may from time to time delegate to him.

Section 5.9	Secretary

The Secretary shall attend all meetings of the Board and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board, and if there be no Assistant Secretary, then any of the Board, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 5.10	Treasurer

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board (or by an officer of the Corporation to whom such function has been delegated). The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall exercise all powers and perform such duties as are incident to the office of Treasurer and as may from time to time be assigned to him by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or these by-laws

ARTICLE VI

Stock

Section 6.1	Certificates of Stock; Uncertified Shares

The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates shall be entitled to have a certificate representing the number of shares registered in certificate form, in such form, consistent with all applicable provisions of law, as shall be approved by the Board. Certificates of stock of the Corporation shall be signed by the President or a Vice President  and by the Secretary or an Assistant Secretary, which signatures may be by engraved or imprinted facsimile on any certificate countersigned by a transfer agent or registered by a registrar.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 6.2	Transfer of Stock

Transfers of shares of stock of the Corporation shall be made on payment of all taxes thereon and 1) with respect to uncertificated shares, by delivery of duly executed instructions or any other manner permitted by applicable law; or 2) if represented by certificates, by presentment to the Corporation or its transfer agent for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, theft or mutilation of certificates) properly endorsed by the registered holder thereof or accompanied by proper evidence of succession, assignment or authority to transfer, together with such reasonable assurance as the Corporation or its transfer agent may require that the said endorsement is genuine and effective. A person in whose name shares of stock are registered on the books of the Corporation shall be deemed the owner thereof by the Corporation, and, upon any transfer of shares, the person or persons into whose name or names such shares shall be transferred shall be substituted for the person or persons out of whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation as against the Corporation or any other person or persons.

Section 6.3	Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates

The holder of any stock of the Corporation represented by certificates shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificates for any such stock, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates of stock, or uncertificated shares, upon the surrender of the mutilated certificate, or in case of loss, destruction or theft, upon satisfactory proof of such loss, destruction or theft; and, the Board may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, destroyed or stolen. The powers hereinabove vested in the Board may be delegated by it to any officer or officers of the Corporation.

Section 6.4	Transfer Agent and Registrar and Regulations

The Corporation may maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board, where such shares of stock shall be registered, and no certificate for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the stock of the Corporation and, if any, certificates therefor. The Corporation may itself, at the discretion of the Board, act as transfer agent in such a manner as the Board shall direct.

The stock register of the Corporation shall be the only evidence as to the stockholders entitled to dividends, examine the stock register, the list required by Section 2.7 hereof, or to vote in person or by proxy at any meeting of stockholders whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII

Indemnification

Section 7.1	Scope of Indemnification of Directors and Officers

The Corporation shall, to the fullest extent to which it is empowered to do so by applicable law and the Certificate of Incorporation, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 7.2	Exception to Right of Indemnification

Notwithstanding any other section of this Article VII, the Corporation shall not indemnify any director or officer of the Corporation with respect to any proceeding or claim brought voluntarily by such director or officer of the Corporation and not by way of defense, unless (i) such proceeding or claim has been approved by the Board or (ii) such proceeding or claim is being brought to assert or her rights under this Article VII.

Section 7.3	Indemnification of Employees and Agents

Persons who are not covered by the foregoing provisions of Section 7.1 and who are or were employees or agents of the Corporation, or are or were employees or agents of another corporation, partnership, joint venture trust or other enterprise at the request of the Corporation may be indemnified to the extent authorized at any time or from time to time by the Board.

Section 7.4	Advance of Expenses

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding provided, however, that such officer or director shall deliver a written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article VII.  The Corporation may, in its discretion, pay the expenses incurred by an employee or agent in defending a civil or criminal action, suit or proceeding to the extent authorized in a specific case by the Board.

Section 7.5	Contract with Corporation

The provisions of this Article VII shall be deemed to be a contract between the Corporation and each director or officer who serves in any capacity at any time while this Article VII and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of this Article VII or any such law shall not affect the rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

Section 7.6	Rights and Remedies

The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7.7	Continuation of Indemnification and Advancement of Expense

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.8	Constituent Corporations

For the purposes of this Article VII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he had served the resulting or surviving corporation in the same capacity.

Section 7.9	Other Enterprises, Fines and Serving at Corporation’s Request

For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

Section 7.10	Insurance

Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such.

ARTICLE VIII

Miscellaneous

Section 8.1	Fiscal Year

The fiscal year of the Corporation shall be determined by the Board.

Section 8.2	Seal

The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.3	Notices

(a)           To Directors: Except as otherwise provided herein or permitted by applicable law, notices to directors may be given by personal delivery, mail, telegram, express courier service (including, without limitation, FedEx or UPS), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice.  “Electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b)           To Stockholders: Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 8.4	Waiver of Notice

Whenever any notice is required to be given under the provision of applicable law, the Certificate of Incorporation or these by-laws, waiver thereof in writing, signed by the person entitled to such notice, or his proxy in the case of a stockholder, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Except as may be otherwise specifically provided by law, any waiver by mail or overnight delivery service, by facsimile or other electronic transmission, bearing the name of the person entitled to notice shall be deemed a waiver in writing duly signed. The presence of any stockholder at any meeting, either in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him; and attendance by a director at any meeting of the Board, without protesting prior to such meeting, or at its commencement the lack of notice to him, shall constitute a waiver of notice by him of such meeting.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders or directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these by-laws.

Section 8.5	Interested Directors; Quorum

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:  (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 8.6	Form of Records

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in paper, electronic or other form including any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 8.7	Resignations

Any officer or director may resign at any time in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified in the notice, or if no time is specified, at the time such notice shall be given. Unless otherwise specified in any notice of resignation, the acceptance of such resignation shall not be necessary to make it effective. No such resignation shall serve to release the person submitting it from any liability or duty to the Corporation, whether created by law, the Certificate of Incorporation, these by-laws, a resolution or directive of the Board or under any contract between such person and the Corporation, unless the Board shall expressly and specifically release such person from any such liability or duty.

Section 8.8	Emergency By-Laws

The Board may adopt emergency by-laws, as permitted by law to be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or its stockholders, or during any chemical, biological, nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition as a result of which a quorum of the Board or of the Executive Committee cannot readily be convened for action. The provisions of such emergency by-laws shall, while operative, supersede all contrary provisions of law, the Certificate of Incorporation, or these by-laws.

Section 8.9	Severability

If any provision of these by-laws, or its application thereof to any person or circumstance is held invalid, the remainder of these by-laws and the application of such provision to other persons or circumstances shall not be affected thereby.

Section 8.10	Construction of Words

All references and uses herein of the masculine pronouns “he”, “his”, “chairman”  or the like shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as “she”, “her”, “chairwoman” or the like.

Section 8.11	Amendments

These by-laws may be amended or repealed by the Board at any regular or special meeting thereof.  The stockholders shall also have the power to amend or repeal the by-laws of the Corporation consistent with the Certificate of Incorporation and applicable law.

Adopted on August 7, 2012